UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2013

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2013, Citrix Systems, Inc. (the “Company”) announced that Mark B. Templeton, the Company’s President and Chief Executive Officer (and “principal executive officer”), is taking a temporary leave of absence for family reasons. David J. Henshall, the Company’s Chief Financial Officer and Executive Vice President of Operations, will assume Mr. Templeton’s roles with the Company on a temporary basis during his absence. Mr. Templeton will remain on the Company’s Board of Directors.

Mr. Henshall, age 45, has served as the Company’s Chief Financial Officer and Executive Vice President of Operations since September 2011. From January 2006 to September 2011, Mr. Henshall served as the Company’s Chief Financial Officer and Senior Vice President, and from April 2003 to January 2006, he served as the Company’s Chief Financial Officer and Vice President.

A press release, dated October 16, 2013, announcing Mr. Templeton’s temporary leave of absence and Mr. Henshall’s appointment as Acting CEO is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 16, 2013 of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: October 16, 2013	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Acting Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 16, 2013 of Citrix Systems, Inc.